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CUSIP No. 759464100                   13G                    Page 13 of 13 Pages


Exhibit 1
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                             Joint Filing Agreement
                             ----------------------


         Each of the persons signing below hereby agrees that the Schedule l3G to which this Joint Filing Agreement is attached is filed on behalf of each of them.



Date:  February 11, 2000


       /s/ SAUL P. STEINBERG
       -----------------------
       Saul P. Steinberg

       /s/ ROBERT M. STEINBERG
       -----------------------
       Robert M. Steinberg

       /s/ ANNE STEINBERG
       -----------------------
       Anne Steinberg

       /s/ RONI SOKOLOFF
       -----------------------
       Roni Sokoloff

       /s/ LYNDA JURIST
       -----------------------
       Lynda Jurist